SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2005 (September 16, 2005)

COMFORCE Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6081 (Commission File Number)	36-2262248 (IRS Employer Identification No.)

415 Crossways Park Drive, P.O. Box 9006 Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)

(516) 437-3300 Registrant’s telephone number, including area code

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 16, 2005, the Registrant issued a press release announcing that (1) Registrant’sChairman and CEO had  adopted a stock purchase plan under the SEC’s Rule 10b-18 to purchase up to 260,000 shares of Registrant’s common stock; (2) Registrant had repurchased $2.6 million principal amount of its 12% Senior Notes using available funds under its revolving credit facility; and (3) Registrant’s previously disclosed agreement with a medical facility in Southern California to manage its staffing services program of approximately $70 million would not be continued.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits
	99.1	Press release issued September 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

By:	/s/ Harry V. Maccarrone
Harry V. Maccarrone
Executive Vice President and Chief Financial Officer

Dated:  September 21, 2005

EXHIBIT INDEX

Item	Description
99.1	Press release issued September 16, 2005.